UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016 (March 30, 2016)

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the board of directors of the registrant elected William R. Floyd and Carol (“Lili”) Lynton as directors. Mr. Floyd has become a Class II director and will serve until the registrant’s 2016 annual meeting of stockholders. Ms. Lynton has become a Class I director and will serve until the registrant’s 2018 annual meeting of stockholders. There are no arrangements or understandings between either of them and any other persons pursuant to which they were selected as directors.

Ms. Lynton has been named to the registrant’s compensation committee. Mr. Floyd has been named to the registrant’s nominating and corporate governance committee. Concurrently, Michael G. Maselli and Dean C. Kehler have resigned from, and Mark Buller and Samuel N. Borgese have assumed the chairmanships of, these respective committees. Mr. Floyd and Ms. Lynton both qualify as independent directors under the rules of the NASDAQ. Accordingly, in compliance with NASDAQ rules for formerly controlled companies, the registrant has completed phasing in a majority independent board and completely independent compensation and nominating and corporate governance committees.

There are no transactions involving the registrant and Mr. Floyd or Ms. Lynton that require disclosure under Item 404(a) of Regulation S-K.

Mr. Floyd and Ms. Lynton are being indemnified under the registrant’s standard director and officer indemnification agreement, a form of which was filed as Exhibit 10.27 to the registrant’s second amendment to its registration statement on Form S-1, registration number 333-197001, filed on July 22, 2014. Directors and officers are also indemnified under the registrant’s amended and restated certificate of incorporation and amended and restated by-laws. Additionally, for their services as directors, Mr. Floyd and Ms. Lynton each will receive the same compensation as is received by the other independent directors of the registrant, including (i) an annual cash retainer fee of $50,000, paid quarterly, (ii) an annual grant of restricted shares with grant date value of $50,000, and (iii) annual fees for committee service (currently composed of $5,000 for compensation committee service and $5,000 for nominating and corporate governance committee service), paid quarterly.

On March 30, 2016, Kay Bogeajis, the registrant’s Chief Operating Officer, left the company to pursue personal interests. Ms. Bogeajis had no disagreement with the registrant on any matter relating to the registrant’s operations, policies, or practices.

Steve Sather, the registrant’s Chief Executive Officer, said, “Kay has been a valuable team member since she joined us in 2013, and we wish her well in her future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: April 4, 2016

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer

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